As filed with the Securities and Exchange Commission on June 9, 2014

Registration Nos. 333-32968, 333-62290, 333-111716, 333-126459, 333-157879, 333-181402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-32968

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-62290

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-111716

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-126459

Post-Effective Amendment No. 2 to Form S-3 Registration No. 333-157879

Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-181402

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOONER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	73-1565725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Sooner Holdings, Inc.

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(918) 592-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karen L. Power

Chief Executive Officer

Sooner Holdings, Inc.

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(918) 592-7900

(Name, address, and telephone number, including area code, of agent for service)

with a copy to:

Paul D. Broude, Esq.

Richard C. Segal, Esq.

Foley & Lardner LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 342-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Termination of Registration

Registration Statements Nos. 333-32968, 333-62290, 333-111716, 333-126459, 333-157879, and 333-181402 on Form S-3 (as amended to date, the “Registration Statements”) registered securities of Sooner Holdings, Inc., a Delaware corporation (the “Company”).

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold as of the effectiveness of such post-effective amendment, the Company hereby removes from registration all securities registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 9, 2014.

SOONER HOLDINGS, INC.

By:	/s/ Karen L. Power
Name:	Karen L. Power
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the indicated capacities on June 9, 2014.

Signature	Title

/s/ Karen L. Power Karen L. Power	Chief Executive Officer and Principal Financial Officer (Principal Executive Officer)

/s/ Robert B. Rosene Robert B. Rosene	Chairman of the Board of Directors

/s/ Alvin R. Albe, Jr. Alvin R. Albe, Jr.	Director

/s/ Frank M. Bumstead Frank M. Bumstead	Director

/s/ P. Anthony Jacobs P. Anthony Jacobs	Director

/s/ James R. Seward James R. Seward	Director